EXHIBIT 23.1


                              ACCOUNTANTS' CONSENT

The Board of Directors
DRS Technologies, Inc.


We consent to the use of our reports incorporated by reference in the Registration Statement (No. 333-69751) and to the reference to our firm under the headings "Experts" and "Selected Financial Data" in the Joint Proxy Statement/Prospectus.


                                    /s/ KPMG LLP


Short Hills, New Jersey
January 21, 1999